UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 27, 2025

Trump Media & Technology Group Corp.
(Exact name of registrant as specified in its charter)

Florida	001-40779	85-4293042
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 N. Cattlemen Rd., Ste. 200
Sarasota, Florida 34232
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (941) 735-7346

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, par value $0.0001 per share	DJT	The Nasdaq Stock Market LLC
Common stock, par value $0.0001 per share	DJT	New York Stock Exchange Texas
Redeemable Warrants, each whole warrant exercisable for one share common stock at an exercise price of $11.50	DJTWW	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share common stock at an exercise price of $11.50	DJTWW	New York Stock Exchange Texas

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Equity PIPE Subscription Agreement

On May 27, 2025, Trump Media & Technology Group Corp. (the “Company”) entered into a subscription agreement (collectively, the “Equity PIPE Subscription Agreements”) with certain institutional investors (the “Equity PIPE Subscribers”) in an aggregate amount of approximately $1.5 billion, pursuant to which the Company agreed to issue, and the Equity PIPE Subscribers agreed to purchase, shares of common stock, par value $0.0001 per share, (the “Common Stock”) at a purchase price of $25.72 per share, in a private placement (the “PIPE Financing”). The PIPE Financing will be issued in a private placement in reliance upon an exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (“Securities Act”).

The net proceeds from the PIPE Financing are intended to be used by the Company to purchase Bitcoin and for working capital and general corporate purposes. The PIPE Financing is expected to close on May 29, 2025.

The closing of the PIPE Financing is contingent upon the satisfaction or waiver of customary closing conditions. Pursuant to the Equity PIPE Subscription Agreements, the Company has agreed to use commercially reasonable efforts to file with the Securities and Exchange Commission (the “SEC”), within five (5) business days after the closing of the Debt Financing (as defined below), a registration statement registering the resale of the shares of Common Stock (the “Registrable Securities”). The Company shall use its commercially reasonable efforts to have such registration statement declared effective as soon as practicable after filing, but no later than the 15th business day (or 60th business day if the SEC notifies the Company that it will review the registration statement) following the closing of the PIPE Financing. The Company is also obligated to maintain the effectiveness of the registration statement for a period ending on the earlier of (A) the date the Equity PIPE Subscriber ceases to hold any Registrable Securities, (B) the date all Registrable Securities held by the Equity PIPE Subscriber may be sold without restriction under Rule 144, or (C) three years from the effective date of the registration statement.

Each Equity PIPE Subscription Agreement shall terminate and be void and of no further force and effect upon the earliest to occur of (1) the mutual written agreement of the respective parties to terminate such agreement; (2) if any of the conditions to closing are not satisfied or capable of being satisfied on or prior to the closing and, as a result, the transactions contemplated by the Equity PIPE Subscription Agreement will not be or are not consummated at closing; or (3) at the election of the Equity PIPE Subscriber, on or after June 5, 2025.

The form of Equity PIPE Subscription Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K (the “Current Report”), and the foregoing description thereof is qualified in its entirety by reference to the full text of the form of Equity PIPE Subscription Agreement and the terms of which are incorporated by reference herein.

Convertible Senior Secured Notes Subscription Agreement

On May 27, 2025, the Company also entered into a subscription agreement (the “Convertible Note Subscription Agreement,” and, together with the Equity PIPE Subscription Agreement, the “Subscription Agreements”) with certain investors reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act, providing for the offering of 0.00% convertible senior secured notes due 2028 (the “Notes”) in a private placement in reliance on an exemption from registration provided by Section 4(a)(2) of the Securities Act. The aggregate principal amount of the Notes to be sold in the offering was $1.0 billion (the “Debt Financing”). The Debt Financing is expected to close on May 29, 2025.

The gross proceeds from the sale of the Notes will be approximately $960 million after deducting a 4.0% original issue discount.

The Company intends to use the net proceeds from the sale of the Notes to collateralize the Notes, and to pursue the Company’s Bitcoin treasury strategy.

General

The Notes will be issued pursuant to an Indenture (the “Indenture”), to be entered to, among the Company, any Guarantors party from time to time thereto, and U.S. Bank Trust Company, National Association, as trustee and as collateral agent.

The Notes will mature on May 29, 2028, unless earlier repurchased or converted. Each Note holder shall have the right, at its option, to require the Company to repurchase for cash on November 30, 2026, such holders’ Notes, subject to the terms and conditions in the Indenture.

The Notes will not bear regular interest, and the principal amount of the Notes will not accrete; provided, however, that Additional Interest (as defined in the Indenture), if any, will accrue on the Notes to the extent, and only to the extent, (1) the Company has not satisfied reporting conditions set forth in Rule 144(c) and (i)(2) under the Securities Act or (2) such Note is not otherwise Freely Tradeable (as defined in the Indenture). Additional Interest on the Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Security

At closing, the Company will be required to have a Loan-to-Collateral Ratio that is at least 1.0, where the Loan-to-Collateral Ratio is calculated as the aggregate outstanding principal balance of all Notes divided by the sum of (i) the aggregate market value of Bitcoin collateral multiplied by 0.5263157895 plus (ii) the aggregate value of all cash and cash equivalents collateral. Within 45 days of the closing date, subject to an extension, the Company will deliver to the Collateral Agent the collateral Bitcoin, cash and cash equivalents. Portions of the collateral will be released once the outstanding principal balance of all Notes is at $500,000,000 or less, and $250,000,000 or less.

Conversion of the Notes

Each Holder may, at its option, convert such Holder’s Notes into Common Stock at the conversion price of $34.72 per share (a premium of approximately 135% of the most recent closing market price of the Company’s Common Stock. The Company also retains the right to force conversion if, at any time following the date that is six months after the issue date of the Notes, (A) the last reported sale price of the Common Stock exceeds 130% of the conversion price for any of 20 consecutive trading days during a 30-day trading period.

Registration Rights

Pursuant to the Convertible Note Subscription Agreement, the Company has agreed to use commercially reasonable efforts to file with the SEC, within five (5) business days after the closing of the Debt Financing, a registration statement registering the resale of the shares of Common Stock issuable upon conversion of the Notes. The Company shall use its commercially reasonable efforts to have such registration statement declared effective as soon as practicable after filing, but no later than the 15th business day (or 60th business day if the SEC notifies the Company that it will review the registration statement) following closing of the Debt Financing. The Company is also obligated to maintain the effectiveness of the registration statement for a period ending on the earlier of (A) the date the Convertible Note Subscriber ceases to hold any Registrable Securities, (B) the date all Registrable Securities held by the Convertible Note Subscriber may be sold without restriction under Rule 144, or (C) three years from the effective date of the registration statement.

A copy  of the Convertible Note Subscription Agreement is  attached hereto as Exhibit 10.2 to this Current Report, and is incorporated herein by reference. The foregoing description of the Convertible Note Subscription Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Convertible Note Subscription Agreement.

Forward-Looking Statements

This Current Report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the expected settlement of both the PIPE Financing and the Debt Financing, (together the “transactions”). Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially, and reported results should not be considered as an indication of future performance. Important factors that may affect actual results or outcomes include, but are not limited to: risks related to whether the Company will be able to satisfy the conditions required to close the transactions; the potential impact of market and other general economic conditions; the ability of the Company to successfully execute its business plan and achieve the intended benefits thereof; the Company’s failure to manage growth effectively; the Company’s failure to fully realize the anticipated benefits of the transactions; and other risks and uncertainties set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 14, 2025, the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on May 9, 2025, and in the Company’s subsequent filings with the SEC. These forward-looking statements speak only as of the date hereof, and the Company disclaims any obligation to update these forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

No Offer or Solicitation

None of this Current Report nor the exhibits attached hereto constitutes an offer to sell, or a solicitation of an offer to buy, the Notes and related guarantees, or any other securities, nor shall there be any sale of the Notes and related guarantees or any other securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 of this Current Report with respect to the Indenture and the Notes is hereby incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sale of Equity Securities

The disclosure set forth above in Item 1.01 of this Current Report is incorporated by reference herein, to the extent applicable. The securities of the Company that may be issued in connection with the Debt Financing and PIPE Financing will not be registered under the Securities Act, in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

Item 7.01	Regulation FD Disclosure.

On May 27, 2025, the Company issued a press release announcing the PIPE Financing and the Debt Financing, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are filed with this Form 8-K:

Exhibit No.	Description of Exhibits

10.1†#	Form of Equity PIPE Subscription Agreement, dated as of May 27, 2025, by and between Trump Media & Technology Group Corp. and certain investors party thereto.

10.2†	Form of Convertible Note Subscription Agreement, dated as of May 27, 2025, by and between Trump Media & Technology Group Corp. and certain investors party thereto.

99.1	Press Release, dated May 27, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

†
Certain of the exhibits and schedules to this exhibit have been omitted in accordance with Regulation S-K Item 601. The registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

#
Certain portions of this exhibit have been redacted pursuant to Regulation S-K Item 601(b)(10)(iv). The registrant hereby agrees to furnish supplementally an unredacted copy of the exhibit to the SEC upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trump Media & Technology Group Corp.

Dated: May 27, 2025	By:	/s/ Scott Glabe
	Name:	Scott Glabe
	Title:	General Counsel and Secretary